Exhibit 10.3
FIRST AMENDMENT TO
SOFTWARE DEVELOPMENT AND CONSULTING AGREEMENT

This First Amendment to Software Development And Consulting Agreement is made and entered into on February 24, 2009 (the “Effective Date”), between SUMOTEXT, Inc., (formerly Reminderbox, Inc.) (“SUMOTEXT”) and Atreides, LLC (“Consultant” and the “Agreement”), each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties previously entered into a Software Development and Consulting Agreement on or around January 1, 2007 (the “Original Agreement);

WHEREAS, the Original Agreement had some misstatements and language which was confusing to the Parties;

WHEREAS, the Parties desire to amend the language of the Original Agreement as provided below; and

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.	Amendment to Original Agreement.

a)	Subject to satisfaction of the condition precedent set forth below in Section 4, the following Section 6 of the Original Agreement is hereby amended in its entirety to provide as follows:

“6. Transfer of Ownership.

(a)          Tim Miller hereby assigns to Client the copyrights to any code, application, module, or design developed for Client under this agreement.

(b)           Tim Miller hereby additionally grants to Client ownership of all product's source code.”

b)	Subject to satisfaction of the condition precedent set forth below in Section 4, the following Section 8 of the Original Agreement is hereby amended in its entirety to provide as follows:

“8.           Legal Relationship.

Except to the extent specifically required under the terms of this agreement, Atreides, LLC shall not be deemed an agent or servant of Client and may not represent itself as having any authority to act on behalf of Client without Client's prior written consent. This agreement shall not be interpreted as establishing anything other than a consultant relationship and no partnership, employer/employee, joint venture, agency, or other arrangement shall be inferred.”

2.	Consideration.

Each Party confirms and acknowledges by signing below that they are receiving valid consideration as a result of the terms and conditions of this Agreement.

3.	Effect of Agreement.

Upon the effectiveness of this Agreement, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such documents, as applicable, as amended hereby.  Other than the Sections of the Original Agreement modified herein, the Original Agreement shall remain in full force and effect.

4.	Conditions of Effectiveness.

This Amendment shall become effective upon execution by each of the Parties hereto.

5.	Miscellaneous.

a)
Assignment.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

b)
Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Arkansas, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction.

c)
Entire Agreement, Amendments and Waivers.  This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof.  No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

d)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

e)	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

f)
Construction.  The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

g)	Authority. Each Party has all requisite power and authority, corporate or otherwise, to enter into and affect the transactions contemplated by this Agreement.

h)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  This Agreement may be executed by facsimile transmission or by e-mail transmission in PDF.  A photocopy or PDF of this Agreement shall be effective for all purposes.

           This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

Atreides, LLC

/s/ Tim Miller
Tim Miller
President

SUMOTEXT, Inc.

/s/ Tim Miller
Tim Miller
President